Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated March 16, 2021, relating to the financial statements of Great Elm Capital Corp. incorporated by reference in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Selected Consolidated Financial Data” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, MA
May 12, 2021